SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2017

ALERIS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-185443	27-1539594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25825 Science Park Drive, Suite 400, Cleveland, Ohio 44122

(Address of Principal Executive Offices, including Zip Code)

(216) 910-3400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 14, 2017, Aleris International, Inc. (the “Company”) completed the issuance of an additional $250 million aggregate principal amount of 9.500% senior secured notes due 2021 (the “Additional Notes”) in a private offering under Rule 144A and Regulation S of the Securities Act of 1933, as amended. The Company initially issued $550 million aggregate principal amount of 9.500% Senior Secured Notes due 2021 on April 4, 2016, which remain outstanding (the “Initial Notes” and together with the Additional Notes, the “Notes”).

The Company received net proceeds of approximately $261.0 million from the issuance of the Additional Notes after deducting the initial purchasers’ discount and estimated expenses payable in connection with the offering. The Company intends to use the net proceeds of the sale for general corporate purposes, which may include working capital and/or capital expenditures.

The Additional Notes were issued under an Indenture (the “Base Indenture”), dated as of April 4, 2016, by and among the Company, Aleris Corporation (“Parent”), the subsidiary guarantors listed therein (individually, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors,” and together with Parent, the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”), as supplemented by the first supplemental indenture (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), dated as of February 14, 2017, by and among the Company, the Guarantors, the Trustee and the Collateral Agent, relating to the Additional Notes. The Additional Notes together with the Initial Notes will be treated as a single series of debt securities for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

The Notes bear interest at an annual rate of 9.500%. Interest is payable on the Notes semi-annually in arrears on April 1 and October 1 of each year. Interest on the Additional Notes will be deemed to have accrued from October 1, 2016 and the first interest payment date for the Additional Notes will be April 1, 2017. The Notes mature on April 1, 2021, unless earlier redeemed or repurchased by the Company. The Notes are secured by a first-priority lien on substantially all of the Company’s and the guarantors’ owned and material U.S. real property, equipment and intellectual property and stock of the Company and the guarantors (other than Parent) and other subsidiaries (including 100% of the outstanding non-voting stock (if any) and 65% of the outstanding voting stock of certain “first-tier” foreign subsidiaries and certain “first-tier” foreign subsidiary holding companies), but subject to permitted liens and excluding (i) inventory, accounts receivable, deposit accounts and related assets, which assets secure the Company’s $600 million asset backed revolving credit facility on a first-priority basis, (ii) the assets associated with the Company’s Lewisport, Kentucky facility and (iii) certain other excluded assets.

From and after April 1, 2018, the Company may redeem the Notes, in whole or in part, at a redemption price of 104.750% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the redemption date, declining ratably to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the redemption date, on or after April 1, 2020. Prior to April 1, 2018, the Company may, at its option, redeem up to 40% of the aggregate principal amount of the Notes with money that the Company raises in certain equity offerings at a redemption price of 109.500%, plus accrued and unpaid interest, if any, to the redemption date. The Company may make such redemption so long as, immediately after the occurrence of any such redemption, 60% of the aggregate principal amount of the Initial Notes and the aggregate principal amount of the Additional Notes and any other additional notes issued after April 4, 2016 remains outstanding. Additionally, at any time prior to April 1, 2018, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes, plus the applicable premium as provided in the Indenture and accrued and unpaid interest, if any, to the redemption price.

If the Company experiences a “change of control” event specified in the Indenture, the Company must offer to purchase all of the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to (but excluding) the date of purchase. In addition, if the Company engages in asset sales and does not invest the cash proceeds in the Company’s business or permanently reduce certain debt, the Company will be required to use the proceeds of such asset sales to make an offer to purchase a principal amount of the Notes equal to the net cash proceeds from such asset sale at a price of 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to (but excluding) the date of purchase.

Subject to certain limitations and exceptions, the Indenture contains covenants limiting the Company’s ability to, among other things:

•	incur additional debt;

•	pay dividends or distributions on the Company’s capital stock or redeem, repurchase or retire the Company’s capital stock or subordinated debt;

•	issue preferred stock of restricted subsidiaries;

•	make certain investments;

•	create liens on the Company’s or its Subsidiary Guarantors’ assets to secure debt;

•	enter into sale and leaseback transactions;

•	create restrictions on the payment of dividends or other amounts to the Company from the Company’s restricted subsidiaries that are not guarantors of the Notes;

•	enter into transactions with affiliates;

•	merge or consolidate with another Company; and

•	sell assets, including capital stock of the Company’s subsidiaries.

If any event of default occurs and is continuing under the Indenture, the Trustee or holders of at least 30% in principal amount of the Notes may declare the principal, premium, if any, interest and any other monetary obligations on all outstanding Notes to be due and payable immediately, subject to certain conditions provided in the Indenture. These amounts become due and payable without any further action or notice in the case of certain events of bankruptcy or insolvency with respect to the Company. The following events constitute events of default under the Indenture: (1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes; (2) default for 30 days or more in the payment when due of interest on or with respect to the Notes; (3) failure by the Company or any Subsidiary Guarantor for 60 days after receipt of written notice given by the Trustee or holders of at least 30% in principal amount of then outstanding Notes to comply with any of its other agreements in the Indenture or Notes; (4) default under any mortgage, indenture, or instrument under which there is issued, secured or evidenced any indebtedness for money borrowed by the Company or any restricted subsidiary, if both (a) such default results from the failure to pay any principal of such indebtedness at its stated final maturity or relates to an obligation that causes such indebtedness to become due prior to its stated maturity and (b) the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default, aggregate $40 million or more at any one time outstanding; (5) failure by the Company or any significant subsidiary to pay final judgments aggregating in excess of $40 million, which final judgments remain unpaid, undischarged and unstayed for more than 60 days after such judgment becomes final; (6) certain events of bankruptcy or insolvency with respect to the Company or any significant subsidiary; and (7) the subsidiary guarantee of any significant subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Subsidiary Guarantor that is a significant subsidiary denies that it has any further liability under its subsidiary guarantee.

U.S. Bank National Association, the Trustee and Collateral Agent under the Indenture, or any of its affiliates, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an affiliate of the Company, and may otherwise deal with the Company or an affiliate of the Company, as if it were not the Trustee and Collateral Agent.

A copy of the Base Indenture and Supplemental Indenture are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report and are hereby incorporated by reference herein. The form of Note (included as Exhibit 1 to Rule 144A / Regulation S Appendix of the Indenture filed as Exhibit 4.1) is filed as Exhibit 4.3 to this Current Report and is hereby incorporated by reference herein. The foregoing descriptions of the Indenture and Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, Supplemental Indenture and Notes which are filed as Exhibits 4.1, 4.2 and 4.3, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

The disclosures above under Item 1.01 of this Current Report are also responsive to Item 2.03 of this Current Report and are hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated as of April 4, 2016, by and among the Company, the Guarantors named therein and U.S. Bank National Association, as trustee and collateral agent (filed as Exhibit 4.1 to Aleris Corporation’s Current Report on Form 8-K (File No. 333-185443) filed on April 8, 2016, and incorporated herein by reference).

4.2	First Supplemental Indenture, dated as of February 14, 2017, by and among the Company, the Guarantors named therein and U.S. Bank National Association, as trustee and collateral agent.

4.3	Form of 9.500% Senior Secured Notes due 2021 (included within the Indenture filed as Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALERIS CORPORATION

Date: February 16, 2017	By:	/s/ Eric M. Rychel
Name: Eric M. Rychel
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of April 4, 2016, by and among the Company, the Guarantors named therein and U.S. Bank National Association, as trustee and collateral agent (filed as Exhibit 4.1 to Aleris Corporation’s Current Report on Form 8-K (File No. 333-185443) filed on April 8, 2016, and incorporated herein by reference).

4.2	First Supplemental Indenture, dated as of February 14, 2017, by and among the Company, the Guarantors named therein and U.S. Bank National Association, as trustee and collateral agent.

4.3	Form of 9.500% Senior Secured Notes due 2021 (included within the Indenture filed as Exhibit 4.1).